UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2015

Pain Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29959	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7801 N. Capital of Texas Highway, Suite 260

Austin, Texas 78731

(Address of principal executive offices, including zip code)

512-501-2444

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Matters

As previously disclosed, on December 2, 2011, a securities-related purported class action was filed against Pain Therapeutics, Inc. and its executive officers in the U.S. District Court for the Western District of Texas, or the Court.  This action, titled KB Partners I, L.P., Individually and On Behalf of All Others Similarly Situated v. Pain Therapeutics, Inc., Remi Barbier, Nadav Friedmann and Peter S. Roddy, was scheduled for trial to occur on July 7, 2015 through July 9, 2015 and continue on July 13, 2015 to July 14, 2015.

On July 7, 2015, the Court set a new trial date of March 2017.

We continue to believe we have substantial defenses in this matter.    As with any litigation proceeding, we cannot predict with certainty the eventual outcome of this matter.  Risk factors associated with this legal proceeding and other risk factors related to the Company are included in our Reports on Form 10-K for the year ended December 31, 2014 and Form 10-Q for the quarterly period ended March 31, 2015, filed with the Securities and Exchange Commission, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pain Therapeutics, Inc.

Dated: July 9, 2015	By:	/s/ Peter S. Roddy
Peter S. Roddy
Vice President and Chief Financial Officer